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                                                               EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 2 to Form S-3) and related Prospectus of CUC International Inc. for the registration of 1,498,888 shares of its common stock and to the incorporation by reference therein of our report dated March 21, 1995, with respect to the consolidated financial statements and schedule of CUC International Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 1995, filed with the Securities and Exchange Commission.

                                             ERNST & YOUNG LLP


     Stamford, Connecticut
     December 6, 1995















































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